As filed with the U.S. Securities and Exchange Commission on March 31, 2026

Registration No. 333-294732

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempest Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-1472564
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(415) 798-8589

(Address of principal executive offices) (Zip code)

Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan

Tempest Therapeutics, Inc. Amended and Restated 2019 Employee Stock Purchase Plan

(Full titles of the plans)

Matthew Angel

Chief Executive Officer

Tempest Therapeutics, Inc.

2000 Sierra Point Parkway, Suite 400

Brisbane, California 94005

(415) 798-8589

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Jaime Chase

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, Washington 98101

(206) 452-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-294732), originally filed by Tempest Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission on March 30, 2026, is being filed solely to correct Exhibit 23.2, the Consent of Independent Registered Public Accounting Firm. The original filing mistakenly included a version of the consent with an incorrect date for the report of Ernst & Young LLP with respect to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. No other changes have been made to the Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation of the Registrant, as amended	10-Q	001-35890	3.1	5/15/2019

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 24, 2021	8-K	001-35890	3.1	6/28/2021

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on June 25, 2021	8-K	001-35890	3.2	6/28/2021

4.4	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on October 10, 2023	8-K	001-35890	3.1	10/11/2023

4.5	Amended and Restated Bylaws of the Registrant	8-K	001-35890	3.1	9/4/2021

4.6	Rights Agreement, dated as of October 10, 2023, between Tempest Therapeutics, Inc. and Computershare Trust Company, N.A., which includes the form of Certificate of Designation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C	8-K	001-35890	4.1	10/11/2023

4.7	Amendment No. 1, dated as of October 9, 2024, to Rights Agreement, dated as of October 10, 2023, by and between Tempest Therapeutics, Inc. and Computershare Trust Company, N.A., as rights agent	8-K	001-35890	4.1	10/10/2024

4.8	Amendment No. 2, dated as of December 5, 2024, to Rights Agreement, dated as of October 10, 2023, as amended, by and between Tempest Therapeutics, Inc. and Computershare Trust Company, N.A., as rights agent	8-K	001-35890	4.1	12/06/2024

5.1	Opinion of Cooley LLP	S-8	333-294732	5.1	3/30/2026

23.1	Consent of Cooley LLP (included in Exhibit 5.1).	S-8	333-294732	23.1	3/30/2026

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Power of Attorney (included on the signature page of this Form S-8)	S-8	333-294732	24.1	3/30/2026

99.1	Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan	10-Q	001-35890	10.1	8/10/2023

99.2	Amendment No. 1 to Tempest Therapeutics, Inc. Amended and Restated 2023 Equity Incentive Plan	10-K	001-35890	10.12	3/30/2026

99.3	Tempest Therapeutics, Inc. 2019 Employee Stock Purchase Plan	8-K	001-35890	10.2	6/21/2022

107	Filing Fee Table	S-8	333-294732	107	3/30/2026

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, State of California, on March 31, 2026.

Tempest Therapeutics, Inc.

By:	/s/ Matthew Angel
Name:	Matthew Angel
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Angel Matthew Angel	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2026

/s/ Nicholas Maestas Nicholas Maestas	Chief Financial Officer and Head of Corporate Strategy (Principal Financial Officer)	March 31, 2026

/s/ Justin Trojanowski Justin Trojanowski	Corporate Controller, Treasurer (Principal Accounting Officer)	March 31, 2026

* Stephen Brady	Chairman of the Board of Directors	March 31, 2026

* Christine Pellizzari	Director	March 31 2026

* Michael Raab	Director	March 31, 2026

* Ronit Simantov	Director	March 31, 2026

*By:	/s/ Matthew Angel
Name:	Matthew Angel
Attorney-in-fact